Bank of America 2Q24 Financial Results July 16, 2024

2Q24 Financial Results

($B, except per share data)	2Q24	1Q24	Inc / (Dec)		1Q24 Adj.[1]	Inc / (Dec)		2Q23	Inc / (Dec)	
Total revenue, net of interest expense	**$25.4**	$25.8	($0.4)	(2) %	$25.8	($0.4)	(2) %	$25.2	$0.2	1 %
Provision for credit losses	**1.5**	1.3	0.2	14	1.3	0.2	14	1.1	0.4	34
Net charge-offs	**1.5**	*1.5*	—	*2*	*1.5*	—	*2*	*0.9*	*0.7*	*76*
Reserve build (release)[2]	—	*(0.2)*	*0.2*	*(86)*	*(0.2)*	*0.2*	*(86)*	*0.3*	*(0.3)*	*(110)*
Noninterest expense	**16.3**	17.2	(0.9)	(5)	16.5	(0.2)	(1)	16.0	0.3	2
Pretax income	**7.6**	7.3	0.3	4	8.0	(0.4)	(5)	8.0	(0.5)	(6)
Pretax, pre-provision income[3]	**9.1**	*8.6*	*0.5*	*6*	*9.3*	*(0.2)*	*(2)*	*9.2*	*(0.1)*	*(1)*
Income tax expense	**0.7**	0.6	0.1	13	0.8	(0.1)	(12)	0.6	—	6
Net income	**$6.9**	$6.7	$0.2	3	$7.2	($0.3)	(4)	$7.4	($0.5)	(7)
Diluted earnings per share	**$0.83**	$0.76	$0.07	9	$0.83	$—	—	$0.88	($0.05)	(6)
Average diluted common shares (in millions)	**7,961**	8,031	(71)	(1)	8,031	(71)	(1)	8,081	(120)	(1)

Return Metrics and Efficiency Ratio	2Q24	1Q24	1Q24 Adj.[1]	2Q23
Return on average assets	**0.85 %**	0.83 %	0.89 %	0.94 %
Return on average common shareholders' equity	**10.0**	9.4	10.2	11.2
Return on average tangible common shareholders' equity[3]	**13.6**	12.7	13.8	15.5
Efficiency ratio	**64**	67	64	64

Note: Amounts may not total due to rounding.
[1] Amounts in this column (other than total revenue, net of interest expense, provision for credit losses, and average diluted common shares) are adjusted for the FDIC special assessment accrual. Adjusted amounts represent non-GAAP financial measures. For a reconciliation to the most directly comparable GAAP financial measures, see note A on slide 32. For important presentation information, see slide 36.
[2] For more information on reserve build (release), see note B on slide 32.
[3] Represent non-GAAP financial measures. For more information on pretax, pre-provision income and a reconciliation to the most directly comparable GAAP financial measure, see note C on slide 33. For important presentation information about these measures, see slide 36.

2

Continued Organic Growth in 2Q24

Consumer Banking

- Added ~278,000 net new checking accounts; 22 consecutive quarters of growth
- Added ~1MM credit card accounts[1]
- Record consumer investment assets of $476B,[2] up 23% YoY; 3.9MM accounts, up 6%
- 13 consecutive quarters of Small Business loan growth

Global Wealth & Investment Management

- Added ~6,100 net new relationships across Merrill and Private Bank
- Opened ~30,000 new bank accounts; over 60% of clients have banking relationship
- Record client balances of over $4T, up 10% YoY
- Grew loan balances 3% YoY to $225B

- $5.7T total deposits, loans, and investment balances
- $58B total net wealth spectrum flows since 2Q23[3]

Global Banking

- #3 investment banking fee ranking; grew 1H24 market share 42 bps YoY[4]
- Grew 1H24 investment banking fees 32% YoY to $3.1B
- Grew Middle Market loan balances 4% YoY[5]
- Grew average deposits 6% from 2Q23

Global Markets

- 9 consecutive quarters of YoY sales and trading revenue growth
- Highest 2Q sales and trading revenue in over a decade
- Record average loan balances of $135B, up 5% YoY; 15 consecutive quarters of growth
- Zero trading loss days in 1H24

Note: Balance sheet metrics are end of period unless otherwise noted.
[1] Includes credit cards across Consumer Banking, Small Business, and Global Wealth & Investment Management (GWIM).
[2] Consumer investment assets include client brokerage assets, deposit sweep balances, Bank of America N.A. brokered certificates of deposit (CDs), and assets under management (AUM) in Consumer Banking.
[3] Includes net client flows across Merrill, Private Bank, and Consumer Investments.
[4] Source: Dealogic as of June 30, 2024.
[5] Includes loans to Global Commercial Banking clients, excluding commercial real estate and specialized industries.

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$2,012 $1,963 $1,926 $1,894 $1,875 $1,876 $1,905 $1,907 $1,910 Interest-bearing Noninterest-bearing QoQ Δ in total rate paid (RHS) 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 $0 $750 $1,500 $2,250 0.00% 0.50% 1.00% Consumer Banking ($B) GWIM ($B) Global Banking ($B) Total Corporation ($B) Average Deposits and Rate Paid Trends 4 $1,078 $1,069 $1,047 $1,026 $1,006 $980 $959 $952 $949 Other deposits Core operating deposits QoQ Δ in total rate paid (RHS) 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 $0 $250 $500 $750 $1,000 $1,250 0.00% 0.25% 0.50% $364 $339 $318 $314 $295 $292 $292 $297 $288 Bank deposits Sweep deposits QoQ Δ in total rate paid (RHS) 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 $0 $200 $400 0.00% 1.00% 2.00% $509 $495 $503 $493 $498 $504 $528 $526 $525 Interest-bearing Noninterest-bearing QoQ Δ in total rate paid (RHS) 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 $0 $200 $400 $600 0.00% 0.50% 1.00% 1.50% Note: Total Corporation also includes Global Markets and All Other. 1 Includes Preferred Deposits, other non-sweep Merrill bank deposits, and Private Bank deposits. 1

4Q19 2Q24 $0 $1,000 $2,000 $3,000 Credit Card Update 30+ Days Past Due ($MM)1 Payment Rates Remain Elevated while Utilization Rates are Lower Compared to 4Q191,2 4Q19 2Q24 $0 $500 $1,000 $1,500 90+ Days Past Due ($MM)1 5 2.09% 2.43% Delinquency rate 1.07% 1.26% Utilization rate Payment rate 4Q19 2Q24 0.8X 1.0X 1.3X 1.5X Growth in Deposit and Investment Balances of Credit Card Clients3 4Q19 2Q24 (20%) 0% 20% 40% +25% 1.2X 0.9X 1 Includes consumer credit card portfolios in Consumer Banking and GWIM. 2 Utilization rate is calculated as ending loan balances divided by open or active credit line commitments. Payment rate is calculated as in-month payment volume divided by previous month ending loan balances. Quarterly payment rate is the average of monthly payment rates. 3 Represent average Bank of America deposit and investment account balances of consumer credit card clients in Consumer Banking and GWIM. Delinquency rate

1 ROE stands for return on average common shareholders’ equity. ROTCE stands for return on average tangible common shareholders’ equity. FTE stands for fully taxable-equivalent basis. 2 Represent non-GAAP financial measures. For important presentation information about these measures, see slide 36. 3 Exclude loans measured at fair value. 4 See note D on slide 33 for definition of Global Liquidity Sources. 5 Subject to approval from the Bank of America Corporation (the Corporation) Board of Directors. 2Q24 Highlights (Comparisons to 2Q23, unless otherwise noted) • Net income of $6.9B; diluted earnings per share of $0.83; ROE1 10.0%, ROTCE1,2 13.6% • Revenue, net of interest expense, of $25.4B increased $0.2B, or 1%, reflecting higher asset management and investment banking fees, as well as sales and trading revenue, and lower net interest income (NII) – NII of $13.7B ($13.9B FTE)1,2 decreased $0.5B, or 3%, as higher deposit costs more than offset higher asset yields and modest loan growth • Provision for credit losses of $1.5B vs. $1.1B in 2Q23 and $1.3B in 1Q24 – Net charge-offs (NCOs)3 of $1.5B increased compared to 2Q23, driven by credit card and commercial real estate office, and were relatively flat compared to 1Q24 – Net reserve release of $25MM vs. net reserve build of $256MM in 2Q23 and net reserve release of $179MM in 1Q24 • Noninterest expense of $16.3B increased $0.3B, or 2%, driven by investments in people and revenue-related compensation • Balance sheet remained strong – Average deposits of $1.91T increased $35B, or 2%, vs. 2Q23 – Average loans and leases of $1.05T increased modestly vs. 2Q23 – Average Global Liquidity Sources4 of $909B – Common Equity Tier 1 capital of $198B increased $1B from 1Q24 ▪ Returned $5.4B to shareholders – Paid $1.9B in common dividends; announced an 8% increase in quarterly common dividend, effective 3Q245 – Repurchased $3.5B of common stock, including repurchases to offset shares awarded under equity-based compensation plans – Common Equity Tier 1 ratio of 11.9% increased 6 bps from 1Q24; 122 bps above new regulatory minimum, effective October 1, 2024 6

Balance Sheet, Liquidity, and Capital

(EOP[1] basis unless noted)

Balance Sheet Metrics	2Q24	1Q24	2Q23
Assets ($B)			
Total assets	**$3,258**	$3,274	$3,123
Total loans and leases	**1,057**	1,049	1,051
Cash and cash equivalents	**321**	313	374
Total debt securities	**878**	910	756
Funding & Liquidity ($B)			
Total deposits	**$1,910**	$1,946	$1,877
Long-term debt	**290**	296	286
Global Liquidity Sources (average)[2]	**909**	909	867
Equity ($B)			
Common shareholders' equity	**$267**	$265	$255
Common equity ratio	**8.2 %**	8.1 %	8.2 %
Tangible common shareholders' equity[3]	**$197**	$195	$185
Tangible common equity ratio[3]	**6.2 %**	6.1 %	6.1 %
Per Share Data			
Book value per common share	**$34.39**	$33.71	$32.05
Tangible book value per common share[3]	**25.37**	24.79	23.23
Common shares outstanding (in billions)	**7.77**	7.87	7.95

Basel 3 Capital ($B)[4]	2Q24	1Q24	2Q23
Common equity tier 1 capital	**$198**	$197	$190
Standardized approach			
Risk-weighted assets (RWA)	**$1,662**	$1,658	$1,639
CET1 ratio	**11.9 %**	11.9 %	11.6 %
Advanced approaches			
Risk-weighted assets	**$1,469**	$1,463	$1,436
CET1 ratio	**13.5 %**	13.4 %	13.2 %
Supplementary leverage			
Supplementary Leverage Ratio	**6.0 %**	6.0 %	6.0 %

- CET1 ratio of 11.9% increased 6 bps from 1Q24[4]
  - CET1 capital of $198B increased $1B
  - Standardized RWA of $1,662B increased $4B
- Book value per share of $34.39 improved 7% from 2Q23; tangible book value per share of $25.37 improved 9% from 2Q23[3]
- Average Global Liquidity Sources of $909B were flat compared to 1Q24[2]

[1] EOP stands for end of period.
[2] See note D on slide 33 for definition of Global Liquidity Sources.
[3] Represent non-GAAP financial measures. For important presentation information, see slide 36.
[4] Regulatory capital ratios at June 30, 2024, are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. Capital adequacy is evaluated against the lower of the Standardized or Advanced approaches compared to their respective regulatory capital ratio requirements. The Corporation's binding ratio was the Total capital ratio under the Standardized approach for June 30, 2024, and March 31, 2024, and the CET1 ratio under the Standardized approach for June 30, 2023.

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$1,037 $1,037 $1,041 $1,039 $1,043 307 311 313 313 312 219 219 219 219 223 383 376 375 374 373 129 131 134 134 135 Consumer Banking GWIM Global Banking Global Markets 2Q23 3Q23 4Q23 1Q24 2Q24 $0 $250 $500 $750 $1,000 $1,250 $1,047 $1,046 $1,051 $1,048 $1,051 2Q23 3Q23 4Q23 1Q24 2Q24 $800 $900 $1,000 $1,100 +2% +2% (3%) +5% Average Loan and Lease Trends YoY +0.5% YoY +1% Note: Amounts may not total due to rounding. 1 Includes residential mortgage and home equity. 2 Includes direct / indirect and other consumer and commercial lease financing. Total Loans and Leases by Product ($B) Loans and Leases in Business Segments ($B) Total Loans and Leases by Portfolio ($B)Total Loans and Leases ($B) $454 $457 $459 $456 $456 $593 $589 $592 $591 $596 Consumer Commercial 2Q23 3Q23 4Q23 1Q24 2Q24 $0 $250 $500 $750 8 $1,047 $1,046 $1,051 $1,048 $1,051 379 378 379 380 386 255 255 255 253 253 126 124 125 125 123 119 118 118 118 119 94 98 100 100 99 74 74 73 72 71 U.S. commercial Home lending Non-U.S. commercial Other Consumer credit card Commercial real estate 2Q23 3Q23 4Q23 1Q24 2Q24 $0 $250 $500 $750 $1,000 $1,250 2 1

• Net interest income of $13.7B ($13.9B FTE)1 – Decreased $0.5B YoY, as higher deposit costs more than offset higher asset yields, higher NII related to Global Markets (GM) activity, and modest loan growth – Decreased $0.3B from 1Q24, driven primarily by higher deposit costs – NII related to GM activity increased approximately $0.5B YoY and $0.1B from 1Q24 • Net interest yield of 1.93% decreased 13 bps YoY and 6 bps from 1Q24 – Excluding GM, net interest yield of 2.41%1 Net Interest Income (FTE, $B)1 Net Interest Income Net Interest Yield (FTE)1 Note: Amounts may not total due to rounding. FTE stands for fully taxable-equivalent basis. 1 Represent non-GAAP financial measures. Net interest yield adjusted to exclude Global Markets NII of $0.8B, $0.7B, $0.6B, $0.7B, and $0.3B and average earning assets of $706.4B, $692.9B, $667.1B, $656.0B, and $657.9B for 2Q24, 1Q24, 4Q23, 3Q23, and 2Q23, respectively. The Corporation believes the presentation of NII and net interest yield excluding Global Markets provides investors with transparency of NII and net interest yield in core banking activities. For important presentation information, see slide 36. 2.06% 2.11% 1.97% 1.99% 1.93% 2.65% 2.64% 2.47% 2.50% 2.41% Reported net interest yield Net interest yield excl. GM 2Q23 3Q23 4Q23 1Q24 2Q24 1.00% 2.00% 3.00% $14.3 $14.5 $14.1 $14.2 $13.9 $14.2 $14.4 $13.9 $14.0 $13.7 Net interest income (GAAP) FTE adjustment 2Q23 3Q23 4Q23 1Q24 2Q24 $0.0 $5.0 $10.0 $15.0 9 Net Interest Income excl. GM (FTE, $B)1 $14.3 $14.5 $14.1 $14.2 $13.9 $14.0 $13.9 $13.5 $13.5 $13.1 NII excl. GM GM NII 2Q23 3Q23 4Q23 1Q24 2Q24 $0.0 $5.0 $10.0 $15.0

Net Interest Income Outlook[1,2]


$13.9B
~$300MM
• Held-to-maturity (HTM) securities
• Mortgage loans
• Auto loans
~$200MM
~$125MM
~($225MM)
• 25 bp interest rate cuts in September, November, and December 2024
~$100MM
~($50MM)-$200MM
• Low-single digit loan and deposit growth
• Slowing deposit rotation
~$14.5B
2Q24
Fixed-rate asset repricing
BSBY cessation impact[3]
Day count
Impact of interest rate cuts
Global Markets NII
Other balance sheet growth / mix
4Q24

Note: Amounts may not total due to use of ranges for select drivers presented.

[1] FTE basis. Represents a non-GAAP financial measure. For important presentation information, see slide 36. A reconciliation to the most directly comparable GAAP measure for the 4Q24 period is not included as it cannot be prepared without unreasonable effort.

[2] For cautionary information in connection with these forward-looking statements, see note E on slide 33, and slide 35.

[3] The 4Q23 pretax noninterest income charge of $1.6B related to the Bloomberg Short-Term Bank Yield Index (BSBY) cessation is expected to be recognized back into interest income beginning with the November 15, 2024 BSBY cessation and through subsequent periods, largely through 2026.

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• 1Q24 and 4Q23 noninterest expense of $17.2B and $17.7B included accruals of $0.7B and $2.1B for the estimated amount of the FDIC special assessment for uninsured deposits of certain failed banks • 2Q24 noninterest expense of $16.3B increased $0.3B, or 2%, vs. 2Q23, driven primarily by investments in people and revenue-related compensation, partially offset by lower litigation expense • Noninterest expense declined $0.9B, or 5%, vs. 1Q24, driven by the absence of both the FDIC special assessment accrual and seasonally higher payroll taxes in the first quarter, partially offset by higher revenue-related expenses $16.0 $15.8 $17.7 $17.2 $16.3 9.4 9.6 9.5 10.2 9.8 6.6 6.3 6.1 6.3 6.5 2.1 0.7 Compensation and benefits Other FDIC special assessment 2Q23 3Q23 4Q23 1Q24 2Q24 $0.0 $10.0 $20.0 64% 63% 66% 64% 64% 2Q23 3Q23 4Q23 1Q24 2Q24 55% 60% 65% 70% Total Noninterest Expense ($B) Efficiency Ratio Expense and Efficiency 11 1 $16.51 Note: Amounts may not total due to rounding. 1 Represent non-GAAP financial measures. 1Q24 adjusted noninterest expense of $16.5B is calculated as reported noninterest expense of $17.2B less the FDIC special assessment accrual of $0.7B. 4Q23 adjusted noninterest expense of $15.6B is calculated as reported noninterest expense of $17.7B, less the FDIC special assessment accrual of $2.1B. Adjusted 1Q24 efficiency ratio is calculated as the reported 1Q24 efficiency ratio of 67% less 271 bps for the impact of the FDIC special assessment accrual. Adjusted 4Q23 efficiency ratio is calculated as the reported 4Q23 efficiency ratio of 81% less 1,430 bps for the combined impact of the net pretax charge of $1.6B recorded in noninterest income related to the future cessation of BSBY, as well as the $2.1B pretax noninterest expense for the FDIC special assessment accrual. For more information, see note A on slide 32. For important presentation information about these measures, see slide 36. $15.61 1 0.7

Asset Quality 1 Excludes loans measured at fair value. 2 Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses divided by loans and leases outstanding at the end of the period. Provision for Credit Losses ($MM) Net Charge-offs ($MM)1 $1,125 $1,234 $1,104 $1,319 $1,508 2Q23 3Q23 4Q23 1Q24 2Q24 $0 $400 $800 $1,200 $1,600 $869 $931 $1,192 $1,498 $1,533 0.33% 0.35% 0.45% 0.58% 0.59% Net charge-offs Net charge-off ratio 2Q23 3Q23 4Q23 1Q24 2Q24 $0 $400 $800 $1,200 $1,600 0.00% 0.25% 0.50% 0.75% 1.00% 12 • Total net charge-offs of $1.5B increased $35MM from 1Q241 – Consumer net charge-offs of $1.1B increased $31MM, driven by higher credit card losses – Credit card loss rate of 3.88% in 2Q24 vs. 3.62% in 1Q24 – Commercial net charge-offs of $474MM were relatively flat • Net charge-off ratio of 0.59% increased 1 bp from 1Q24 • Provision for credit losses of $1.5B increased $189MM vs. 1Q24 – Net reserve release of $25MM in 2Q24 vs. $179MM in 1Q24 • Allowance for loan and lease losses of $13.2B represented 1.26% of total loans and leases1,2 – Total allowance of $14.3B included $1.1B for unfunded commitments • Nonperforming loans (NPLs) of $5.5B decreased $0.4B from 1Q24, driven primarily by the commercial real estate office portfolio – 61% of Consumer NPLs are contractually current • Commercial reservable criticized utilized exposure of $24.8B increased $0.2B from 1Q24

Commercial Net Charge-offs ($MM) Consumer Net Charge-offs ($MM) Asset Quality – Consumer and Commercial Portfolios 1 Excludes loans measured at fair value. 2 Fully-insured loans are FHA-insured loans and other loans individually insured under long-term standby agreements. 3 C&I includes commercial and industrial and commercial lease financing. $149 $127 $279 $470 $474 0.10% 0.09% 0.19% 0.32% 0.32% Small business Commercial real estate C&I Commercial NCO ratio 2Q23 3Q23 4Q23 1Q24 2Q24 $0 $200 $400 $600 0.00% 0.20% 0.40% 0.60% $720 $804 $913 $1,028 $1,059 0.64% 0.70% 0.79% 0.91% 0.93% Credit card Other Consumer NCO ratio 2Q23 3Q23 4Q23 1Q24 2Q24 $0 $400 $800 $1,200 0.00% 0.50% 1.00% 1.50% Commercial Metrics ($MM) 2Q24 1Q24 2Q23 Provision $414 $360 $25 Reservable criticized utilized exposure 24,761 24,529 21,469 Nonperforming loans and leases 2,802 3,186 1,397 % of loans and leases1 0.47% 0.54% 0.24 % Allowance for loans and leases $4,724 $4,737 $5,200 % of loans and leases1 0.79% 0.80% 0.88 % Consumer Metrics ($MM) 2Q24 1Q24 2Q23 Provision $1,094 $959 $1,100 Nonperforming loans and leases 2,671 2,697 2,729 % of loans and leases1 0.58% 0.59% 0.60 % Consumer 30+ days performing past due $4,346 $4,206 $3,603 Fully-insured2 466 476 525 Non fully-insured 3,880 3,730 3,078 Consumer 90+ days performing past due 1,474 1,531 1,185 Allowance for loans and leases 8,514 8,476 7,750 % of loans and leases1 1.86% 1.87% 1.70% # times annualized NCOs 2.00 x 2.05 x 2.68 x 13 3

Consumer Banking

Summary Income Statement ($MM)	2Q24	Inc / (Dec) 1Q24	2Q23
Total revenue, net of interest expense	**$10,206**	$40	($318)
Provision for credit losses	**1,281**	131	14
Noninterest expense	**5,464**	(11)	11
Pretax income	**3,461**	(80)	(343)
Pretax, pre-provision income[1]	**4,742**	*51*	*(329)*
Income tax expense	**866**	(19)	(85)
Net income	**$2,595**	($61)	($258)

Key Indicators ($B)	2Q24	1Q24	2Q23
Average deposits	**$949.2**	$952.5	$1,006.3
Rate paid on deposits	**0.60 %**	0.55 %	0.22 %
Cost of deposits[2]	**1.44**	1.43	1.37
Average loans and leases	**$312.3**	$313.0	$306.7
Net charge-off ratio	**1.53 %**	1.47 %	1.07 %
Net charge-offs ($MM)	**$1,188**	$1,144	$819
Reserve build ($MM)	**93**	6	448
Consumer investment assets[3]	**$476.1**	$456.4	$386.8
Active mobile banking users (MM)	**39.0**	38.5	37.3
% Consumer sales through digital channels	**53 %**	50 %	51 %
Number of financial centers	**3,786**	3,804	3,887
Combined credit / debit purchase volumes[4]	**$233.6**	$219.4	$226.1
Total consumer credit card risk-adjusted margin[4]	**6.75 %**	6.81 %	7.83 %
Return on average allocated capital	**24**	25	27
Allocated capital	**$43.3**	$43.3	$42.0
Efficiency ratio	**54 %**	54 %	52 %

- Net income of $2.6B
- Revenue of $10.2B decreased 3% from 2Q23, driven primarily by the impact of lower deposit balances
- Provision for credit losses of $1.3B was relatively flat compared to 2Q23
  - Net charge-offs of $1.2B increased $369MM from 2Q23, driven by credit card
  - Net reserve build of $93MM vs. $448MM in 2Q23
- Noninterest expense of $5.5B was relatively flat compared to 2Q23
  - Efficiency ratio of 54%
- Average deposits of $949B decreased $57B, or 6%, from 2Q23
  - 58% of deposits in checking accounts; 92% are primary accounts[5]
- Average loans and leases of $312B increased $6B, or 2%, from 2Q23
- Combined credit / debit card spend of $234B increased 3% from 2Q23[4]
- Record consumer investment assets of $476B grew $89B, or 23%, from 2Q23,[3] driven by $38B of net client flows from new and existing clients and higher market valuations
  - 3.9MM consumer investment accounts, up 6%
- 11.1MM Total clients enrolled in Preferred Rewards, up 7% from 2Q23[6]
  - 99% annualized retention rate

[1] Represents a non-GAAP financial measure. For more information and a reconciliation to the most directly comparable GAAP financial measure, see note C on slide 33. For important presentation information, see slide 36.
[2] Cost of deposits calculated as annualized noninterest expense as a percentage of total average deposits within the Deposits sub-segment.
[3] End of period. Consumer investment assets includes client brokerage assets, deposit sweep balances, Bank of America, N.A. brokered CDs, and AUM in Consumer Banking.
[4] Includes consumer credit card portfolios in Consumer Banking and GWIM.
[5] Represents the percentage of consumer checking accounts that are estimated to be the customer's primary account based on multiple relationship factors (e.g., linked to their direct deposit).
[6] As of May 2024. Includes clients in Consumer, Small Business, and GWIM.

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Global Wealth & Investment Management

Summary Income Statement ($MM)	2Q24	Inc / (Dec) 1Q24	Inc / (Dec) 2Q23
Total revenue, net of interest expense	**$5,574**	($17)	$332
Provision (benefit) for credit losses	**7**	20	(6)
Noninterest expense	**4,199**	(65)	274
Pretax income	**1,368**	28	64
Pretax, pre-provision income[1]	***1,375***	*48*	*58*
Income tax expense	**342**	7	16
Net income	**$1,026**	$21	$48

Key Indicators ($B)	2Q24	1Q24	2Q23
Average deposits	**$287.7**	$297.4	$295.4
Rate paid on deposits	**3.14 %**	2.89 %	2.35 %
Average loans and leases	**$222.8**	$218.6	$218.6
Net charge-off ratio	**0.02 %**	0.03 %	0.01 %
Net charge-offs ($MM)	**$11**	$17	$3
Reserve build (release) ($MM)	**(4)**	(30)	10
AUM flows	**$10.8**	$24.7	$14.3
Pretax margin	**25 %**	24 %	25 %
Return on average allocated capital	**22**	22	21
Allocated capital	**$18.5**	$18.5	$18.5

- Net income of $1.0B
- Revenue of $5.6B increased 6% from 2Q23, driven by 14% higher asset management fees, due to higher market levels and strong AUM flows, partially offset by lower net interest income
- Noninterest expense of $4.2B increased 7% vs. 2Q23, driven by revenue-related incentives
- Client balances of $4T increased 10% from 2Q23, driven by higher market valuations and positive net client flows
  - AUM flows of $11B in 2Q24
- Average deposits of $288B decreased $8B, or 3%, from 2Q23
- Average loans and leases of $223B increased $4B, or 2%, from 2Q23
- Added ~6,100 net new relationships across Merrill and Private Bank in 2Q24
- 85% of GWIM households / relationships digitally active across the enterprise, up from 83% in 2Q23[2]

[1] Represents a non-GAAP financial measure. For more information and a reconciliation to the most directly comparable GAAP financial measure, see note C on slide 33. For important presentation information, see slide 36.
[2] Digital Adoption is the percentage of digitally active Merrill primary households ($250K+ in investable assets within the enterprise) and digitally active Private Bank core relationships ($3MM+ in total balances). Merrill excludes Stock Plan and Banking-only households. Private Bank includes third-party activities and excludes Irrevocable Trust-only relationships, Institutional Philanthropic relationships, and exiting relationships. Digital Adoption as of May 2024 for Private Bank and as of June 2024 for Merrill.

15

Global Banking

Summary Income Statement ($MM)	2Q24	Inc / (Dec) 1Q24	Inc / (Dec) 2Q23
Total revenue, net of interest expense[1]	**$6,053**	$73	($409)
Provision for credit losses	**235**	6	226
Noninterest expense	**2,899**	(113)	80
Pretax income	**2,919**	180	(715)
Pretax, pre-provision income[2]	**3,154**	*186*	*(489)*
Income tax expense	**803**	50	(178)
Net income	**$2,116**	$130	($537)

Selected Revenue Items ($MM)	2Q24	1Q24	2Q23
Total Corporation IB fees (excl. self-led)[1]	**$1,561**	$1,568	$1,212
Global Banking IB fees[1]	**835**	850	718
Business Lending revenue	**2,565**	2,404	2,692
Global Transaction Services revenue	**2,561**	2,666	2,923

Key Indicators ($B)	2Q24	1Q24	2Q23
Average deposits	**$525.4**	$525.7	$497.5
Average loans and leases	**372.7**	373.6	383.1
Net charge-off ratio	**0.38 %**	0.38 %	0.06 %
Net charge-offs ($MM)	**$346**	$350	$59
Reserve build (release) ($MM)	**(111)**	(121)	(50)
Return on average allocated capital	**17 %**	16 %	22 %
Allocated capital	**$49.3**	$49.3	$49.3
Efficiency ratio	**48 %**	50 %	44 %

- Net income of $2.1B
- Revenue of $6.1B decreased 6% from 2Q23, driven primarily by lower net interest income and leasing revenue, partially offset by higher investment banking fees
  - Total Corporation investment banking fees (ex. self-led) of $1.6B increased 29% vs. 2Q23; #3 investment banking fee ranking[3]
- Provision for credit losses of $235MM vs. $9MM in 2Q23
  - Net charge-offs of $346MM increased $287MM from 2Q23, driven primarily by commercial real estate office
  - Net reserve release of $111MM vs. $50MM in 2Q23
- Noninterest expense of $2.9B increased 3% vs. 2Q23
- Average deposits of $525B increased $28B, or 6%, from 2Q23
- Average loans and leases of $373B decreased $10B, or 3%, from 2Q23, reflecting lower client demand

[1] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[2] Represents a non-GAAP financial measure. For more information and a reconciliation to the most directly comparable GAAP financial measure, see note C on slide 33. For important presentation information, see slide 36.
[3] Source: Dealogic as of June 30, 2024.

16

Global Markets[1]

Summary Income Statement ($MM)	2Q24	Inc / (Dec) 1Q24	2Q23
Total revenue, net of interest expense[2]	**$5,459**	($424)	$588
Net DVA	***(1)***	*84*	*101*
Total revenue (excl. net DVA)[2,3]	***5,460***	*(508)*	*487*
Provision (benefit) for credit losses	**(13)**	23	(9)
Noninterest expense	**3,486**	(6)	137
Pretax income	**1,986**	(441)	460
Pretax, pre-provision income[4]	***1,973***	*(418)*	*451*
Income tax expense	**576**	(128)	156
Net income	**$1,410**	($313)	$304
Net income (excl. net DVA)[3]	***$1,411***	***($377)***	***$227***

Selected Revenue Items ($MM)[2]	2Q24	1Q24	2Q23
Sales and trading revenue	**$4,679**	$5,092	$4,285
Sales and trading revenue (excl. net DVA)[3]	**4,680**	5,177	4,387
FICC (excl. net DVA)[3]	**2,737**	3,307	2,764
Equities (excl. net DVA)[3]	**1,943**	1,870	1,623
Global Markets IB fees	**719**	708	503

Key Indicators ($B)	2Q24	1Q24	2Q23
Average total assets	**$908.5**	$895.4	$877.5
Average trading-related assets	**639.8**	629.8	621.1
Average 99% VaR ($MM)[5]	**90**	80	76
Average loans and leases	**135.1**	133.8	128.5
Net charge-offs ($MM)	**2**	—	5
Reserve build (release) ($MM)	**(15)**	(36)	(9)
Return on average allocated capital	**13 %**	15 %	10 %
Allocated capital	**$45.5**	$45.5	$45.5
Efficiency ratio	**64 %**	59 %	69 %

- Net income of $1.4B, both including and excluding net DVA[3]
- Revenue of $5.5B increased 12% from 2Q23, driven by higher sales and trading revenue and investment banking fees
- Sales and trading revenue of $4.7B increased 9% from 2Q23; excluding net DVA, up 7%[3]
  - FICC revenue increased 3% (ex. DVA, down 1%),[3] to $2.7B, driven by improved client activity and trading performance in mortgages, partially offset by a weaker trading environment in foreign exchange and interest rates products
  - Equities revenue increased 20% (ex. DVA, up 20%),[3] to $1.9B, driven by strong client activity and trading performance in cash and derivatives
- Noninterest expense of $3.5B increased 4% vs. 2Q23, driven by higher revenue-related expenses and investments in the business, including technology
- Average VaR of $90MM in 2Q24[5]

[1] The explanations for current period-over-period changes for Global Markets are the same for amounts including and excluding net DVA.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Represents a non-GAAP financial measure. Reported FICC sales and trading revenue was $2.7B, $3.2B, and $2.7B for 2Q24, 1Q24, and 2Q23, respectively. Reported Equities sales and trading revenue was $1.9B, $1.9B, and $1.6B for 2Q24, 1Q24, and 2Q23, respectively. See note F on slide 33 and slide 36 for important presentation information.
[4] Represents a non-GAAP financial measure. For more information and a reconciliation to the most directly comparable GAAP financial measure, see note C on slide 33. For important presentation information, see slide 36.
[5] See note G on slide 33 for the definition of VaR.

17

All Other[1]

Summary Income Statement ($MM)	2Q24	Inc / (Dec) 1Q24	2Q23
Total revenue, net of interest expense	**($1,755)**	($111)	$12
Provision (benefit) for credit losses	**(2)**	9	158
Noninterest expense	**261**	(733)	(231)
Pretax income (loss)	**(2,014)**	613	85
Pretax, pre-provision income (loss)[2]	**(2,016)**	*622*	*243*
Income tax (benefit)	**(1,764)**	167	153
Net income (loss)	**($250)**	$446	($68)

- Net loss of $0.3B
  - Improved $0.4B vs. 1Q24, driven primarily by the absence of the $0.7B 1Q24 accrual for the estimated amount of the FDIC special assessment for uninsured deposits of certain failed banks
- Total corporate effective tax rate (ETR) for the quarter was approximately 9%
  - Excluding discrete tax items and recurring tax credits primarily related to investments in renewable energy and affordable housing, the ETR would have been approximately 25%

[1] All Other primarily consists of asset and liability management (ALM) activities, liquidating businesses, and certain expenses not otherwise allocated to a business segment. ALM activities encompass interest rate and foreign currency risk management activities for which substantially all of the results are allocated to our business segments.
[2] Represents a non-GAAP financial measure. For more information and a reconciliation to the most directly comparable GAAP financial measure, see note C on slide 33. For important presentation information, see slide 36.

18

Additional Presentation Information

Commercial Real Estate Loans 20 21.2% 6.9% 11.7% 6.7% 4Q09 2Q24 Total Commercial loans Total loans and leases Commercial Real Estate as a Percent of: Geographic Distribution ($B) $16.0 23% $14.1 20% $11.9 17% $8.6 12% $6.7 10% $5.9 8% Northeast California Southeast Southwest Midwest Midsouth Northwest Other Non-U.S. Office Portfolio Scheduled Maturities ($B) 2024-2026 $16.3 23% $14.7 21% $11.6 16% $5.6 8% $5.1 7% $14.1 20% Office Industrial / Warehouse Multi-family rental Shopping centers / Retail Hotel / Motels Multi-use Residential Other ~$70B Distribution by Property Type ($B) $2.3 3%$2.1 3% $2.8 4% $0.8 1% $2.1 3% $4.8 $3.7 $4.1 2H24 2025 2026 • ~75% Class A property type • ~55% origination LTV • ~11% NPL to loans ▪ NPLs down $0.3B vs. 1Q24 • $5.1B reservable criticized exposure, down $0.5B vs. 1Q24 ▪ ~80% LTV1 • 2Q24 NCOs $0.2B, down $0.1B vs. 1Q24 ~$70B Note: Amounts may not total due to rounding. 1 Based on properties appraised between January 1, 2023, and June 30, 2024.

Consumer Banking ($B) GWIM ($B) Global Banking ($B) Total Corporation ($B) Average Deposit Trends Bank of America Ranked #1 in U.S. Retail Deposit Market Share1 Note: Amounts may not total due to rounding. Total Corporation also includes Global Markets and All Other. 1 Estimated U.S. retail deposits based on June 30, 2023 FDIC deposit data. 2 Includes Preferred Deposits, other non-sweep Merrill bank deposits, and Private Bank deposits. $256 $295 $292 $292 $297 $288 167 219 223 228 233 224 88 76 69 65 65 64 Bank deposits Sweep deposits 4Q19 2Q23 3Q23 4Q23 1Q24 2Q24 $0 $100 $200 $300 $400 $1,410 $1,875 $1,876 $1,905 $1,907 $1,910 1,002 1,278 1,311 1,362 1,387 1,396 409 597 565 543 521 514 Interest-bearing Noninterest-bearing 4Q19 2Q23 3Q23 4Q23 1Q24 2Q24 $0 $750 $1,500 $2,250 $379 $498 $504 $528 $526 $525 209 289 315 351 362 368 169 208 189 177 164 158 Interest-bearing Noninterest-bearing 4Q19 2Q23 3Q23 4Q23 1Q24 2Q24 $0 $200 $400 $600 (4%) (1%) +1% (1%) QoQ 0% QoQ (3%) QoQ 0% +2% (4%) 0% QoQ 0% 21 $720 $1,006 $980 $959 $952 $949 377 490 482 478 480 477 343 517 498 482 473 472 Other deposits Core operating deposits 4Q19 2Q23 3Q23 4Q23 1Q24 2Q24 $0 $250 $500 $750 $1,000 $1,250 0% +39% +26% vs. 4Q19 +35% +34% (27%) vs. 4Q19 +12% +27% +38% vs. 4Q19 +32% +76% (7%) vs. 4Q19 +39% 2

• Deposits in excess of loans grew from $0.5T in 4Q19 and peaked at $1.1T in 4Q21; remained elevated at $0.9T in 2Q24 • Excess deposits stored in cash and investment securities – 52% cash and AFS and 48% HTM in 2Q24 – Cash levels of $321B remained well above pre-pandemic ($162B in 4Q19) • AFS securities mostly hedged with floating rate swaps; duration less than 0.5 years and marked through AOCI1 and regulatory capital • HTM securities book has declined $106B since peaking at $683B in 3Q21; down $37B vs. 2Q23 and $9B vs. 1Q24 – MBS1 of $448B down $9B, and U.S. Treasuries and other securities of $129B relatively flat vs. 1Q24 • Blended cash and securities yield continued to improve in 2Q24 and is 160 bps above deposit rate paid 4Q19 4Q21 2Q24 $0.5T $2.5T 216 675 587 577256 308 323 301 162 348 313 321 4Q19 2Q24 22 3.63% 2.03% Cash & securities yield Total deposit rate paid 4Q19 2Q24 0.00% 1.00% 2.00% 3.00% 4.00% Managing Excess Deposits Deposits in Excess of Loans (EOP, $B) Cash and Securities Portfolios ($B)1 Cash & Securities Yield vs. Deposit Rate Paid 2 $451B $1,085B $854B Deposits Loans HTM securities AFS & other securities Cash & cash equivalentsDeposits in excess of loans 4Q21 4Q21 $1,199$1,223 $1,331 $634 Note: Amounts may not total due to rounding. 1 HTM stands for held-to-maturity. AFS stands for available-for-sale. AOCI stands for accumulated other comprehensive income. MBS stands for mortgage-backed securities. 2 Yields based on average balances. Yield on cash represents yield on interest-bearing deposits with the Federal Reserve, non-U.S. central banks, and other banks.

Supplemental Business Segment Trends

Total Expense ($B) and Efficiency Total Revenue ($B) Average Deposits ($B) Consumer Investment Assets ($B)2 and Accounts (MM) Average Loans and Leases ($B) Consumer Banking Trends Note: Amounts may not total due to rounding. 1 See slide 34 for business leadership sources. 2 End of period. Consumer investment assets includes client brokerage assets, deposit sweep balances, Bank of America, N.A. brokered CDs, and AUM in Consumer Banking. $10.5 $10.5 $10.3 $10.2 $10.2 8.4 8.4 8.3 8.2 8.1 2.1 2.1 2.1 2.0 2.1 Net interest income Noninterest income 2Q23 3Q23 4Q23 1Q24 2Q24 $0.0 $4.0 $8.0 $12.0 $5.5 $5.3 $5.2 $5.5 $5.5 52% 50% 51% 54% 54% Noninterest expense Efficiency ratio 2Q23 3Q23 4Q23 1Q24 2Q24 $0.0 $2.0 $4.0 $6.0 40% 50% 60% 70% $1,006 $980 $959 $952 $949 490 482 478 480 477 517 498 482 473 472 Other deposits Core operating deposits 2Q23 3Q23 4Q23 1Q24 2Q24 $0 $300 $600 $900 $1,200 $307 $311 $313 $313 $312 117 117 116 116 115 91 95 97 96 96 55 55 55 56 56 21 21 21 21 21 22 23 23 24 24 Residential mortgage Consumer credit card Vehicle lending Home equity Small business / other 2Q23 3Q23 4Q23 1Q24 2Q24 $0 $70 $140 $210 $280 $350 24 $387 $387 $424 $456 $476 3.7 3.8 3.8 3.9 3.9 Assets Accounts 2Q23 3Q23 4Q23 1Q24 2Q24 $0 $100 $200 $300 $400 $500 2.5 3.0 3.5 4.0 4.5 5.0 Business Leadership1 • No. 1 in estimated U.S. Retail Deposits(A) • No. 1 Small Business Lender(B) • Best Bank in North America(C) • Best Bank in the U.S.(C) • Best Consumer Digital Bank in the U.S. - Best Integrated Consumer Banking Site & Best Mobile Banking App(D) • Best Bank in the U.S. for Small and Medium Enterprises(E) • Certified by J.D. Power for Outstanding Client Satisfaction with Customer Financial Health Support – Banking & Payments(F)

1,137 1,062 889 998 951 2Q23 3Q23 4Q23 1Q24 2Q24 0 500 1,000 1,500 Home Equity1 New Originations ($B)5 Consumer Credit Update 1 Includes loan production within Consumer Banking and GWIM. Consumer credit card balances include average balances of $3.4B, $3.3B, and $3.2B in 2Q24, 1Q24, and 2Q23, respectively, within GWIM. 2 Calculated as the difference between total revenue, net of interest expense, and net credit losses divided by average loans. 3 Digitally-enabled sales represent percentage of sales initiated and / or booked via our digital platforms. 4 Represents Consumer Banking only. 5 Amounts represent the unpaid principal balance of loans and in the case of home equity, the principal amount of the total line of credit. Consumer Vehicle Lending4 New Originations ($B) Consumer Credit Card1 New Accounts (K) 25 Residential Mortgage1 New Originations ($B)5 Key Stats 2Q23 1Q24 2Q24 Average outstandings ($B) 94.4 99.8 99.0 NCO ratio 2.60% 3.62% 3.88% Risk-adjusted margin2 7.83% 6.81% 6.75% Average line FICO 773 777 777 Digitally-enabled sales3 70% 71% 72% $6.8 $6.8 $6.1 $6.6 $6.0 2Q23 3Q23 4Q23 1Q24 2Q24 $0.0 $2.5 $5.0 $7.5 Key Stats 2Q23 1Q24 2Q24 Average outstandings ($B) 54.7 55.9 55.7 NCO ratio 0.18% 0.51% 0.40% Average booked FICO 795 801 802 Digitally-enabled sales3 84% 89% 89% $5.9 $5.6 $3.9 $3.4 $5.7 2Q23 3Q23 4Q23 1Q24 2Q24 $0.0 $2.5 $5.0 $7.5 Key Stats 2Q23 1Q24 2Q24 Average outstandings ($B)4 117.1 115.5 115.2 NCO ratio4 0.02% 0.01% 0.01% Average FICO 771 772 775 Average booked loan-to-value (LTV) 73% 73% 72% Digitally-enabled sales3 81% 77% 79% $2.5 $2.4 $2.3 $1.9 $2.4 2Q23 3Q23 4Q23 1Q24 2Q24 $0.0 $1.0 $2.0 $3.0 Key Stats 2Q23 1Q24 2Q24 Average outstandings ($B)4 21.2 21.3 21.4 NCO ratio4 (0.05%) (0.04%) (0.06%) Average FICO 790 791 793 Average booked combined LTV 58% 55% 55% Digitally-enabled sales3 62% 53% 53%

Erica® Active Users and Interactions (MM)7 Checks vs. Zelle® Sent Transactions (MM) Digital Sales6Digital Users2 and Households3 Digital Channel Usage4,5 1,368 1,640 1,770 1,659 44% 48% 51% 53% Digital unit sales (K) Digital as a % of total sales 2Q21 2Q22 2Q23 2Q24 0 500 1,000 1,500 2,000 0% 25% 50% 75% 100% 2,567 2,845 3,148 3,466 871 911 871 796 Digital channel usage (MM) Digital appointments (K) 2Q21 2Q22 2Q23 2Q24 1,500 2,000 2,500 3,000 3,500 500 750 1,000 1,250 41 43 46 47 53 55 57 58 70% 72% 74% 77% Active users (MM) Verified users (MM) Household adoption % 2Q21 2Q22 2Q23 2Q24 20 30 40 50 60 50% 60% 70% 80% 90% 100% Client Engagement Person-to-Person Payments (Zelle®)8 Digital Volumes 189 239 303 382 $57 $73 $91 $115 Transactions (MM) Volume ($B) 2Q21 2Q22 2Q23 2Q24 0 100 200 300 400 $0 $50 $100 $150 Consumer1 Digital Update 1 Includes all households / relationships with Consumer platform activity, except where otherwise noted. 2 Digital active users represents Consumer and Merrill mobile and / or online 90-day active users; verified users represent Consumer and Merrill users with a digital identification and password. 3 Household adoption represents households with consumer bank login activities in a 90-day period, as of May for each quarter presented. 4 Digital channel usage represents the total number of desktop and mobile banking sessions on the Consumer Banking platform. 5 Digital appointments represent the number of client-scheduled appointments made via online, smartphone, or tablet. 6 Digital sales represent sales initiated and / or booked via our digital platforms. 7 Erica engagement represents mobile and online activity across client facing platforms powered by Erica. 8 Includes Bank of America person-to-person payments sent and received through e-mail or mobile identification. Zelle® users represent 90-day active users. 14.3 17.0 20.3 22.6 users (MM) 26 Digital Adoption 12.4 14.4 18.2 19.6 94.2 123.1 166.5 167.0 Erica® users Erica® interactions 2Q21 2Q22 2Q23 2Q24 0.0 5.0 10.0 15.0 20.0 0.0 50.0 100.0 150.0 200.0 133 123 111 100 125 156 197 244 Checks written Zelle® sent transactions 2Q21 2Q22 2Q23 2Q24 50 100 150 200 250 ~2.4x

Note: Amounts may not total due to rounding. 1 See slide 34 for business leadership sources. 2 End of period. Loans and leases includes margin receivables which are classified in customer and other receivables on the Consolidated Balance Sheet. 3 Managed deposits in investment accounts of $36B, $36B, $39B, $36B, and $39B for 2Q24, 1Q24, 4Q23, 3Q23, and 2Q23, respectively, are included in both AUM and Deposits. Total client balances only include these balances once. Average Deposits ($B) Global Wealth & Investment Management Trends Business Leadership1 • No. 1 on Forbes’ Best-in-State Wealth Advisors (2023), Top Women Wealth Advisors (2024), and Top Next Generation Advisors (2023) • No. 1 on Barron’s Top 1200 Wealth Financial Advisors List (2024) • No. 1 on Financial Planning's 'Top 40 Advisors Under 40' List (2024) • No. 1 in personal trust AUM(B) • Best Private Bank (U.S.); Best Private Bank for Philanthropic Services and Sustainable Investing (North America)(G) • Best Private Bank in the Nation; Best Private Bank for Family Office and OCIO(H) • Best Private Bank (U.S.); Best Private Bank for Digital Innovation, Best Family Office Offering, and Excellence in Philanthropy Services(I) Average Loans and Leases ($B) Total Revenue ($B) Client Balances ($B)2,3 $5.2 $5.3 $5.2 $5.6 $5.6 1.8 1.8 1.7 1.8 1.7 2.9 3.1 3.0 3.2 3.3 0.5 0.5 0.6 0.6 0.6 Net interest income Asset management fees Brokerage / other 2Q23 3Q23 4Q23 1Q24 2Q24 $0.0 $2.0 $4.0 $6.0 1,531 1,497 1,618 1,730 1,759 1,628 1,578 1,689 1,759 1,780 293 291 300 298 281222 222 222 223 228$3,635 $3,551 $3,789 $3,973 $4,012 AUM Brokerage / other Deposits Loans and leases 2Q23 3Q23 4Q23 1Q24 2Q24 $0 $750 $1,500 $2,250 $3,000 $3,750 $4,500 $219 $219 $219 $219 $223 106 107 108 108 108 51 50 49 48 49 58 59 60 59 62 Consumer real estate Securities-based lending Custom lending Credit card 2Q23 3Q23 4Q23 1Q24 2Q24 $0 $50 $100 $150 $200 $250 $295 $292 $292 $297 $288 2Q23 3Q23 4Q23 1Q24 2Q24 $100 $150 $200 $250 $300 $350 27

Erica® Interactions (MM)5 1.4 1.9 2.7 3.0 2Q21 2Q22 2Q23 2Q24 0.0 1.0 2.0 3.0 Person-to-Person Payments (Zelle®)6 Check Deposits7 eDelivery4Digital Households / Relationships2 Digital Channel Adoption3 73% 75% 78% 80% 2Q21 2Q22 2Q23 2Q24 0% 25% 50% 75% 100% 53% 56% 59% 62% 75% 76% 76% 78% Mobile adoption Online adoption 2Q21 2Q22 2Q23 2Q24 0% 25% 50% 75% 100% 681 690 718 742 80% 82% 83% 85% Digital households / relationships (K) Digital adoption % 2Q21 2Q22 2Q23 2Q24 550 600 650 700 750 60% 70% 80% 90% 100% Client Engagement Digital Volumes Global Wealth & Investment Management Digital Update 1 Digital Adoption is the percentage of digitally active Merrill primary households ($250K+ in investable assets within the enterprise) and digitally active Private Bank core relationships ($3MM+ in total balances). Merrill excludes Stock Plan and Banking-only households. Private Bank includes third-party activities (effective 1Q23) and excludes Irrevocable Trust-only relationships, Institutional Philanthropic relationships, and exiting relationships. 2 Data as of May for 2Q21 and 2Q22. 2Q23 and 2Q24 as of May for Private Bank and as of June for Merrill. 3 Digital channel adoption represents the percentage of desktop and mobile banking engagement, as of May for 2Q21 and 2Q22. 2Q23 and 2Q24 as of May for Private Bank and as of June for Merrill. 4 GWIM eDelivery percentage includes Merrill Digital Households (excluding Stock Plan, Banking-only households, Retirement only, and 529 only) and Private Bank relationships that receive statements digitally, as of May for each quarter presented. 5 Erica interactions represent mobile and online activity across client-facing platforms powered by Erica. 6 Includes Bank of America person-to-person payments sent and received through e-mail or mobile identification. 7 Automated check deposits include mobile check deposits, remote deposit operations, and automated teller machine (ATM) transactions. Digital check deposits excludes ATM. 2Q21 digital check deposits excludes Private Bank. As of May for Private Bank and as of June for Merrill for each quarter presented. 28 Digital Adoption1 1.4 1.3 1.3 1.2 73% 75% 74% 75% 62% 65% 66% 67% Physical (MM) Automated Digital 2Q21 2Q22 2Q23 2Q24 0.0 0.5 1.0 1.5 50% 60% 70% 80% 90% 1.3 2.3 3.0 3.9 $0.7 $1.4 $1.8 $2.4 Transactions (MM) Volume ($B) 2Q21 2Q22 2Q23 2Q24 0.0 1.0 2.0 3.0 4.0 $0.0 $1.0 $2.0 $3.0

Global Banking Trends Note: Amounts may not total due to rounding. 1 See slide 34 for business leadership sources. 2 Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities. 3 Total Corporation IB fees excludes self-led deals. Self-led deals of $50MM, $53MM, $32MM, $62MM, and $50MM for 2Q24, 1Q24, 4Q23, 3Q23, and 2Q23, respectively are embedded within Debt, Equity, and Advisory. 4 Advisory includes fees on debt and equity advisory and mergers and acquisitions. Average Deposits ($B)Business Leadership1 • World’s Most Innovative Bank – 2024(G) • World’s Best Digital Bank, World’s Best Bank for Financing, North America’s Best Bank for Small to Medium-sized Enterprises, and North America's Best Bank for Sustainable Finance(J) • 2023 Best Bank for Cash & Liquidity Management, Best Bank for Trade & Supply Chain – North America, and Best Mobile Technology Solution for Treasury – CashPro App(K) • Best Global Bank for Transaction Banking (overall award), Best Global Bank for Collections(G) • Model Bank Award for Reimagining Trade & Supply Chain Finance – 2024 for CashPro Supply Chain Solutions(L) • 2023 Share & Excellence Awards for U.S. Large Corporate Banking & Cash Management(M) • Relationships with 74% of the Global Fortune 500; 95% of the U.S. Fortune 1,000 (2023) Average Loans and Leases ($B) Total Revenue ($B)2 Total Corporation IB Fees ($MM)3 $6.5 $6.2 $5.9 $6.0 $6.1 3.7 3.6 3.4 3.5 3.3 0.7 0.7 0.7 0.8 0.8 0.7 0.8 0.7 0.8 0.8 1.3 1.1 1.1 0.9 1.2 Net interest income IB fees Service charges All other income 2Q23 3Q23 4Q23 1Q24 2Q24 $0.0 $2.5 $5.0 $7.5 600 570 589 885 880 287 232 199 363 357375 448 389 373 374$1,212 $1,188 $1,145 $1,568 $1,561 Debt Equity Advisory 2Q23 3Q23 4Q23 1Q24 2Q24 $0 $600 $1,200 $1,800 196 195 195 196 198 174 169 167 165 162 $383 $376 $375 $374 $373 Commercial Corporate Business Banking 2Q23 3Q23 4Q23 1Q24 2Q24 $0 $100 $200 $300 $400 4 $498 $504 $528 $526 $525 Noninterest-bearing Interest-bearing 2Q23 3Q23 4Q23 1Q24 2Q24 $0 $200 $400 $600 29 42% 37% 33% 31% 30% 58% 63% 67% 69% 70%

1 Digital adoption is the percentage of clients digitally active. Digital active clients represents 90-day active clients across CashPro and BA360 platforms. Data as of May for each quarter presented. Relationship clients defined as clients meeting revenue threshold for Global Commercial Banking and Business Banking, and all clients in Global Corporate and Investment Banking. 2 Includes CashPro, BA360, and Global Card Access. 3 Erica technology integrated into CashPro Chat starting in August 2023. 4 Includes CashPro alert volume and CashPro online reports and statements scheduled, BA360 90-day Erica Insights and alerts, and Global Card Access alert volume for online and mobile. 5 Percent of U.S. Dollar Investment Grade Debt Global Capital Markets investor bond orders received and fully processed digitally. Capital Markets Digital Bond Orders (%)5 Erica® Interactions on CashPro® Chat (K)3 Proactive Alerts and Insights (MM)2,4 8% 15% 29% 2Q22 2Q23 2Q24 0% 10% 20% 30% 40% 17.1 18.8 20.1 22.4 2Q21 2Q22 2Q23 2Q24 0.0 6.0 12.0 18.0 24.0 21.9 30.6 30.0 29.7 3Q23 4Q23 1Q24 2Q24 0.0 10.0 20.0 30.0 40.0 CashPro® App PaymentsBusiness Adoption % Mobile App Sign-ins (K)2 $84 $167 $191 $253 1.6 2.8 3.5 4.0 Value ($B) Volume (MM) 2Q21 2Q22 2Q23 2Q24 $0 $100 $200 $300 0.0 2.0 4.0 6.0 8.0 727 1,076 1,594 1,870 2Q21 2Q22 2Q23 2Q24 0 500 1,000 1,500 2,000 75% 76% 75% 76% 2Q21 2Q22 2Q23 2Q24 0% 25% 50% 75% 100% Client Engagement Digital Volumes Global Banking Digital Update 30 Digital Adoption1 87%Relationship clients:

Global Markets Trends and Revenue Mix Note: Amounts may not total due to rounding. 1 See slide 34 for business leadership sources. 2 Represents a non-GAAP financial measure. Reported Global Markets revenue was $11.3B for 2024 YTD. Global Markets revenue ex. net DVA was $11.4B for 2024 YTD. Reported sales and trading revenue was $9.8B, $9.4B, $8.9B, and $8.6B for 2024 YTD, 2023 YTD, 2022 YTD, and 2021 YTD, respectively. Reported FICC sales and trading revenue was $6.0B, $6.1B, $5.2B, and $5.2B for 2024 YTD, 2023 YTD, 2022 YTD, and 2021 YTD, respectively. Reported Equities sales and trading revenue was $3.8B, $3.2B, $3.7B, and $3.5B for 2024 YTD, 2023 YTD, 2022 YTD, and 2021 YTD, respectively. See note F on slide 33 and slide 36 for important presentation information. 3 Macro includes currencies, interest rates, and commodities products. 4 See note G on slide 33 for definition of VaR. 2024 YTD Global Markets Revenue Mix (excl. net DVA)2 Business Leadership1 • Securitization Bank of the Year(N) • CLO Trading Desk of the Year(N) • Derivatives House of the Year(O) • Base Metals House of the Year(O) • Currency Derivatives House of the Year(P) • U.S. Muni Bond - Lead Manager of the Year for social bonds, green bonds, and sustainability bonds(Q) • No. 1 Foreign Exchange Options Market Dealer(R) • Best CLO Tranche Trading Desk(S) • Best Research House(S) 2024 YTD Total FICC S&T Revenue Mix (excl. net DVA)2 Total Sales and Trading Revenue (excl. net DVA) ($B)2 Average Trading-Related Assets ($B) and VaR ($MM)4 $8.7 $8.6 $9.4 $9.9 5.2 5.0 6.2 6.0 3.5 3.7 3.2 3.8 FICC Equities 2021 YTD 2022 YTD 2023 YTD 2024 YTD $0.0 $5.0 $10.0 $534 $601 $624 $635 $76 $99 $93 $85 Avg. trading-related assets Avg. VaR 2021 YTD 2022 YTD 2023 YTD 2024 YTD $0 $250 $500 $750 $0 $50 $100 $150 63% 37% U.S. / Canada International 48% 52% Credit / Other Macro 31 3

Notes

A In 1Q24, the FDIC increased its estimate of the loss to the Deposit Insurance Fund arising from the closures of Silicon Valley Bank and Signature Bank that will be recouped through the collection of a special assessment from certain insured depository institutions. Accordingly, the Corporation recorded pretax noninterest expense of $0.7B to increase its accrual for its estimated share of the special assessment. The Corporation has presented certain non-GAAP financial measures (labeled as "adj." in the tables below) that exclude the impact of the FDIC special assessment (FDIC SA) and has provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures as set forth below. The Corporation believes the use of non-GAAP financial measures adjusting for the impact of the FDIC SA provides additional information for evaluating its results of operations and comparing its operational performance between periods by excluding these impacts that may not be reflective of its underlying operating performance.

Reconciliation **($ in billions, except per share data)**	**1Q24 Reported**	**FDIC SA**	**1Q24 adj. FDIC SA**
Noninterest expense	$17.2	$0.7	$16.5
Income before income taxes	7.3	(0.7)	8.0
Pretax, pre-provision income[1]	8.6	(0.7)	9.3
Income tax expense (benefit)	0.6	(0.2)	0.8
Net income	6.7	(0.5)	7.2
Net income applicable to common shareholders	6.1	(0.5)	6.6
Diluted earnings per share[2]	$0.76	($0.07)	$0.83

Reconciliation of return metrics and efficiency ratio **($ in billions)**	**1Q24 Reported**	**FDIC SA**	**1Q24 adj. FDIC SA**
Return on average assets[3]	0.83 %	(6) bps	0.89 %
Return on average common shareholders' equity[4]	9.4 %	(81) bps	10.2 %
Return on average tangible common shareholders' equity[5]	12.7 %	(110) bps	13.8 %
Efficiency ratio[6]	67 %	271 bps	64 %

B Reserve build (release) is calculated by subtracting net charge-offs for the period from the provision for credit losses recognized in that period. The period-end allowance, or reserve, for credit losses reflects the beginning of the period allowance adjusted for net charge-offs recorded in that period plus the provision for credit losses and other valuation accounts recognized in that period.

Note: Amounts may not total due to rounding.

[1] Represents a non-GAAP financial measure. For more information and a reconciliation to the most directly comparable GAAP financial measure, see note C on slide 33. For important presentation information about this measure, see slide 36.

[2] Calculated as net income applicable to common shareholders divided by average diluted common shares. Average diluted common shares were 8,031MM for 1Q24.

[3] Calculated as net income divided by average assets. Average assets were $3,247B for 1Q24.

[4] Calculated as net income applicable to common shareholders divided by average common shareholders' equity. Average common shareholders' equity was $264B for 1Q24.

[5] Calculated as net income applicable to common shareholders divided by average tangible common shareholders' equity. Average tangible common shareholders' equity was $194B for 1Q24. Average tangible common shareholders' equity represents a non-GAAP financial measure. For important presentation information on non-GAAP measures, see slide 36.

[6] Calculated as noninterest expense divided by revenue, net of interest expense.

32

Notes

C Pretax, pre-provision income (PTPI) at the consolidated level is a non-GAAP financial measure calculated by adjusting consolidated pretax income to add back provision for credit losses. Similarly, PTPI at the segment level is a non-GAAP financial measure calculated by adjusting the segments' pretax income to add back provision for credit losses. Management believes that PTPI (both at the consolidated and segment level) is a useful financial measure as it enables an assessment of the Corporation's ability to generate earnings to cover credit losses through a credit cycle as well as provides an additional basis for comparing the Corporation's results of operations between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. See reconciliation below.

$ Millions	2Q24			1Q24			2Q23		
	Pretax Income (GAAP)	Provision for Credit Losses (GAAP)	Pretax, Pre-provision Income	Pretax Income (GAAP)	Provision for Credit Losses (GAAP)	Pretax, Pre-provision Income	Pretax Income (GAAP)	Provision for Credit Losses (GAAP)	Pretax, Pre-provision Income
Consumer Banking	$ 3,461	$ 1,281	$ 4,742	$ 3,541	$ 1,150	$ 4,691	$ 3,804	$ 1,267	$ 5,071
Global Wealth & Investment Management	1,368	7	1,375	1,340	(13)	1,327	1,304	13	1,317
Global Banking	2,919	235	3,154	2,739	229	2,968	3,634	9	3,643
Global Markets	1,986	(13)	1,973	2,427	(36)	2,391	1,526	(4)	1,522
All Other	(2,014)	(2)	(2,016)	(2,627)	(11)	(2,638)	(2,099)	(160)	(2,259)
Total Corporation	$ 7,560	$ 1,508	$ 9,068	$ 7,262	$ 1,319	$ 8,581	$ 8,034	$ 1,125	$ 9,159

D Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, inclusive of U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and other investment-grade securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions.

E Forward-looking statements related to the Corporation's NII outlook are based on the Corporation's baseline NII forecast that takes into account expected future business growth, ALM positioning, and the future direction of interest rate movements as implied by market-based curves, including, among others, the Corporation's current expectations regarding expected interest rate cuts, the expected impact of an extra day compared to 2Q, the expected benefit to NII from fixed-rate asset repricing and changes in certain cash flow hedges, and a range of expected loan and deposit growth. These statements are not guarantees of future results or performance and involve known and unknown risks, uncertainties, and assumptions that are difficult to predict and are often beyond the Corporation's control. For more information, see Forward Looking Statements on slide 35.

F Revenue for all periods included net debit valuation adjustments (DVA) on derivatives, as well as amortization of own credit portion of purchase discount and realized DVA on structured liabilities. Net DVA gains (losses) were ($1MM), ($85MM), and ($102MM) for 2Q24, 1Q24, and 2Q23, respectively, and ($86MM), ($88MM), $227MM, and ($36MM) for 2024 YTD, 2023 YTD, 2022 YTD, and 2021 YTD, respectively. Net DVA gains (losses) included in FICC revenue were $5MM, ($76MM), and ($97MM) for 2Q24, 1Q24, and 2Q23, respectively, and ($71MM), ($86MM), $220MM, and ($37MM) for 2024 YTD, 2023 YTD, 2022 YTD, and 2021 YTD, respectively. Net DVA gains (losses) included in Equities revenue were ($6MM), ($9MM), and ($5MM) for 2Q24, 1Q24, and 2Q23, respectively, and ($15MM), ($2MM), $7MM, and $1MM for 2024 YTD, 2023 YTD, 2022 YTD, and 2021 YTD, respectively.

G VaR model uses a historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Using a 95% confidence level, average VaR was $45MM, $43MM, and $43MM for 2Q24, 1Q24, and 2Q23 respectively, and $44MM, $43MM, $33MM, and $29MM for 2024 YTD, 2023 YTD, 2022 YTD, and 2021 YTD, respectively.

33

Business Leadership Sources (A) Estimated U.S. retail deposits based on June 30, 2023 FDIC deposit data. (B) FDIC, 1Q24. (C) Global Finance, April 2024. (D) Global Finance, August 2023. (E) Global Finance, October 2023. (F) J.D. Power 2024 Financial Health Support CertificationSM is based on exceeding customer experience benchmarks using client surveys and a best practices verification. For more information, visit jdpower.com/awards.* (G) Global Finance, 2024. (H) Family Wealth Report, 2024. (I) Global Private Banker, 2024. (J) Euromoney, 2023. (K) Treasury Management International, 2024. (L) Celent, 2024. (M) Coalition Greenwich, 2023. (N) Global Capital, 2024. (O) Energy Risk, 2024. (P) Risk Awards, 2024. (Q) Environmental Finance, 2024. (R) FX Markets, 2024. (S) DealCatalyst, 2024. 34 * Website content is not incorporated by reference into this presentation.

Forward-Looking Statements Bank of America Corporation (the Corporation) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Corporation’s current expectations, plans or forecasts of its future results, revenues, liquidity, net interest income, provision for credit losses, expenses, efficiency ratio, capital measures, strategy, deposits, assets, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Corporation’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Corporation’s 2023 Annual Report on Form 10-K and in any of the Corporation’s subsequent Securities and Exchange Commission filings: the Corporation’s potential judgments, orders, settlements, penalties, fines and reputational damage resulting from pending or future litigation and regulatory investigations, proceedings and enforcement actions, including as a result of our participation in and execution of government programs related to the Coronavirus Disease 2019 (COVID-19) pandemic, such as the processing of unemployment benefits for California and certain other states; the possibility that the Corporation's future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, and regulatory and government actions; the possibility that the Corporation could face increased claims from one or more parties involved in mortgage securitizations; the Corporation’s ability to resolve representations and warranties repurchase and related claims; the risks related to the discontinuation of reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Corporation’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, inflation, currency exchange rates, economic conditions, trade policies and tensions, including tariffs, and potential geopolitical instability; the impact of the interest rate, inflationary, macroeconomic, banking and regulatory environment on the Corporation’s assets, business, financial condition and results of operations; the impact of adverse developments affecting the U.S. or global banking industry, including bank failures and liquidity concerns, resulting in worsening economic and market volatility, and regulatory responses thereto; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties, including the impact of supply chain disruptions, inflationary pressures and labor shortages on economic conditions and our business; potential losses related to the Corporation’s concentration of credit risk; the Corporation's ability to achieve its expense targets and expectations regarding revenue, net interest income, provision for credit losses, net charge-offs, effective tax rate, loan growth or other projections; adverse changes to the Corporation’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Corporation’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements, stress capital buffer requirements and / or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Corporation’s capital plans; the effect of changes in or interpretations of income tax laws and regulations; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards, derivatives regulations and potential changes to loss allocations between financial institutions and customers, including for losses incurred from the use of our products and services, including electronic payments and payment of checks, that were authorized by the customer but induced by fraud; the impact of failures or disruptions in or breaches of the Corporation’s operations or information systems, or those of third parties, including as a result of cybersecurity incidents; the risks related to the development, implementation, use and management of emerging technologies, including artificial intelligence and machine learning; the risks related to the transition and physical impacts of climate change; our ability to achieve environmental, social and governance goals and commitments or the impact of any changes in the Corporation's sustainability strategy or commitments generally; the impact of uncertain political conditions or any future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary or regulatory policy; the emergence or continuation of widespread health emergencies or pandemics; the impact of natural disasters, extreme weather events, military conflicts (including the Russia / Ukraine conflict, the conflict in the Middle East, the possible expansion of such conflicts and potential geopolitical consequences), terrorism or other geopolitical events; and other matters. Forward-looking statements speak only as of the date they are made, and the Corporation undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. 35

Important Presentation Information 36 • The information contained herein is preliminary and based on Corporation data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • The Corporation may present certain metrics and ratios, including year-over-year comparisons of revenue, noninterest expense, and pretax income, excluding certain items (e.g., DVA), that are non-GAAP financial measures. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended June 30, 2024, and other earnings-related information available through the Bank of America Investor Relations website at: https://investor.bankofamerica.com/quarterly-earnings, the content of which is not incorporated by reference into this presentation. • The Corporation presents certain key financial and nonfinancial performance indicators (KPIs) that management uses when assessing consolidated and / or segment results. The Corporation believes this information is useful because it provides management with information about underlying operational performance and trends. KPIs are presented in 2Q24 Financial Results on slide 2 and on the Summary Income Statement for each segment. • The Corporation also views net interest income and related ratios and analyses on a fully taxable-equivalent (FTE) basis, which when presented on a consolidated basis are non-GAAP financial measures. The Corporation believes managing the business with net interest income on an FTE basis provides investors with meaningful information on the interest margin for comparative purposes. The Corporation believes that the presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. The FTE adjustment was $160MM, $158MM, $145MM, $153MM, and $135MM for 2Q24, 1Q24, 4Q23, 3Q23, and 2Q23, respectively. • The Corporation allocates capital to its business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk-based capital models. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, risk-weighted assets measured under Basel 3 Standardized and Advanced approaches, business segment exposures and risk profile, and strategic plans. As a result of this process, in the first quarter of 2024, the Corporation adjusted the amount of capital being allocated to its business segments.